                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") is entered into as of the first (1st) day of February, 1999 (the "Effective Date"), by and between AMERICA'S DOCTOR, INC., a Delaware corporation (the "Company"), and JEFFREY LEFKO (the "Executive").

                              Explanatory Statement

      A. The Company provides on-line medical information to the general public through the Internet and America On-line.

      B. The Company recognizes the Executive's importance to the Company and the important role the Executive has played in the accomplishments of the Company to date.

      C. The Executive has specialized expertise related to the business of the Company.

      D. The Company desires to employ the Executive to render the services described in this Agreement, and the Executive is willing to accept such employment, upon the terms and conditions hereinafter provided.

      NOW, THEREFORE, in consideration of the Explanatory Statement, which shall be deemed to be a substantive part of this Agreement, and the mutual covenants and representations contained herein, the parties hereto agree as follows:

      1. Employment and Duties.

            1.1. Duties. As of the Effective Date, the Company shall employ the Executive as its Executive Vice President of Sales & Marketing, on a full-time basis to render such services and perform such duties customary to his position for and on behalf of the Company, and the Executive shall render such other and further services and perform such other and further duties for and on behalf of the Company as may be assigned reasonably to the Executive by the Company's Chief Executive Officer, President or the Board of Directors of the Company (the "Services"). The Executive shall perform his duties faithfully and to the best of his abilities.

            1.2. Extent of Service. During the Term, the Executive shall devote all of his time and efforts to the business of the Company and will at such times devote such efforts as are reasonably sufficient for fulfilling the significant responsibilities entrusted to him. The Executive shall be permitted to engage in other activities, including, without limitation, supervising his personal investments, participating in civic, political and charitable activities, giving lectures and teaching, and serving on boards or as a trustee of other organizations and corporations (subject to

Section 8) so long as such activities, in the aggregate, do not interfere with the performance by the Executive of his duties hereunder. The Executive shall be entitled to retain for his own account any and all income, compensation, fees, and revenue received by the Executive arising out of, in connection with, or related to the Executive's permitted activities.

      2. Compensation and Benefits. In consideration of Executive's Services under this Agreement, the Executive shall be compensated as follows:

            2.1. Annual Salary. The Company shall pay the Executive during each fiscal year of the Company during the Term an annual salary of One Hundred Twenty Thousand Dollars ($120,000) plus annual cost-of-living adjustments (determined as of the first day of hte Company's fiscal year) (the "Annual Salary"); the Annual Salary shall be prorated for that portion of the Company's fiscal year during which the Term commenced and/or terminated if such commencement and/or termination occurred on a day other than the first day and last day, respectively, of the Company's fiscal year. The Annual Salary shall be payable in equal periodic installments which are no less frequent than monthly. The Annual Salary shall be reviewed by the Board each year during the Term and may be adjusted in the sole and absolute discretion of the Board, provided that no such adjustment shall result in a decrease of the Annual Salary.

            2.2. Bonus. The Executive is eligible to receive, in addition to the Annual Salary, an annual bonus ("Bonus") with respect to each fiscal year the Executive is employed by the Company. The amount of the Bonus shall be determined by the Compensation Committee of the Company in its sole discretion, and the determination of the Compensation Committee shall be final, conclusive and binding upon each of the parties.

            2.3. Stock Options. The Executive will be a participant in a Stock Option Agreement, the form of which has been preliminarily approved by the Company's Board of Directors by Resolution dated January 29, 1999 (the "Stock Option Agreement"), pursuant to which the Company shall grant certain stock options (the "Options") to the Executive. The Executive's rights in and/or to the Options, including the effect of termination of Executive's employment (whether for cause or without cause) and the effect of a change in control of the Company upon the Options rights, are set forth in the Stock Option Agreement.

            2.4. Benefits. During the Term, the Executive shall be entitled to receive employee benefits consisting of participation in the Company's pension and retirement plans, group life insurance, group health insurance, disability insurance and malpractice insurance plans, automobile allowance and such other perquisites as may be provided by the Company from time to time to executives equivalent to the Executive (collectively the "Perquisites") in accordance with the policies of the Company in effect from time to time, provided that in no event shall the Perquisites available to the Executive be less than those available as of the date of this Agreement.

            2.5. Vacations and Personal Leave. During each 12-month period during the Term, the Executive shall be entitled to fifteen (15) paid vacation days and five (5) paid personal-leave days. The Executive shall take his vacation at such time or times as shall be approved by his supervisor or the Board of Directors, which approval shall not be unreasonably withheld.

      3. Withholding. The Company shall withhold from any Annual Salary or Bonus payment and any other compensation or benefits payable under this Agreement, all federal, state, city and other taxes as shall be required pursuant to law.

      4. Reimbursement of Certain Expenses. Subject to such policies as may from time to time be established by the Board, the Company shall pay or reimburse the Executive for all ordinary, necessary and reasonable expenses (including, without limitation, travel, meetings, dues, subscriptions, fees, educational expenses, computer equipment and the like) actually incurred or paid by the Executive during the Term in the performance of the Services (including, without limitation, expenses incident to attendance at board or management meetings of the Company) upon presentation of expense statements or vouchers or such other supporting information as the Board may require.

      5. Disability.

            5.1. Definitions. For purposes of this Agreement, the Executive shall be "disabled" or have a "disability" if the Executive shall have an illness, injury, or other physical or mental condition which results in the Executive's inability to perform substantially the Services to the extent the Executive was performing the Services immediately prior to the commencement of such condition.

            5.2. Temporary Disability. In the event that the Executive shall be disabled for not more than 90 consecutive days or any 90 days during any twelve
(12) - month period during the Term, then the Executive, during the continuance of such disability, shall remain employed by the Company hereunder and shall continue to be paid his Annual Salary and Bonus and otherwise shall have all of the rights and be subject to all of the Executive's obligations and duties under this Agreement, other than the obligation and duty to render the Services otherwise in accordance with this Agreement.

            5.3. Permanent Disability. In the event that the Executive shall be disabled for more than 120 consecutive days or any 120 days during any twelve
(12) - month period during the Term, the Executive shall be deemed to be "Permanently Disabled" for purposes of this Agreement, and this Agreement and the Executive's employment hereunder shall cease and terminate, whereupon neither party shall have any further rights, duties or obligations under this Agreement, except for the Executive's obligations and duties under Sections 7, 8 and 9 hereof and the Company's obligations and duties under Sections 2, 3 and 4 hereof, but each party shall remain liable and responsible to the other for all prior obligations and duties hereunder and for all acts and omissions of such party prior to such termination. If the Executive's employment is terminated under this Section 5.3, his right to receive his Bonus hereunder for any Employment

Year which has ended shall remain vested, but his right to receive his Bonus for the year in which he is terminated shall be prorated to the Termination Date, and if the Executive shall have no further right to receive a Bonus except as stated hereinabove.

            5.4. Arbitration of Disability Dispute. If the Company and the Executive are unable to agree whether the Executive is Permanently Disabled within the meaning of this Section, then that limited issue shall be submitted to and settled by binding arbitration under and pursuant to the Maryland Uniform Arbitration Act and the rules and regulations of the American Arbitration Association, and the decision in such arbitration shall be final, conclusive and binding upon each of the parties and judgment may be entered thereon in any court of competent jurisdiction.

      6. Death of the Executive. In the event of the death of the Executive during the Term, this Agreement and the Executive's employment hereunder shall terminate, whereupon neither party shall have any further rights, duties or obligations under this Agreement, except that the Executive's estate shall be bound by the Executive's obligations and duties under Sections 7, 8 and 9 hereof, the Company shall remain liable for the Company's obligations and duties under Sections 2, 3 and 4 hereof, and further, the Company and the Executive's estate shall remain liable and responsible to the other for all prior obligations and duties hereunder and for all acts and omissions of the parties prior to the Executive's death. If the Executive dies during the Term, his eligibility to receive a Bonus hereunder for any Employment Year which has ended shall remain vested, but his eligibility to receive a Bonus for the Employment Year in which he has died shall be prorated to the date of his death. If the Executive dies during the Term, the Executive shall have no further right or eligibility to receive Bonus except as stated hereinabove.

      7. Confidential Information.

            7.1. Non-Disclosure of Confidential Information. The Executive acknowledges that in the Executive's employment hereunder, the Executive will be making use of, acquiring and adding to confidential information of a special and unique nature and value relating to such matters as, but not limited to, the Company's business operations, internal structure, financial affairs, systems, procedures, manuals, confidential reports and lists of accounts, trade secrets, customers and vendors, as well as the amount, nature and type of services used and preferred by the Company's accounts and customers and the fees paid by such accounts, all of which shall be deemed to be confidential information. In consideration of employment by the Company, the Executive agrees that during the Term and upon and after ceasing to be employed by the Company for any reason whatsoever, the Executive shall not, for any reason or purpose whatsoever, directly or indirectly, divulge or disclose to any person or entity any of such confidential information which was obtained by the Executive as a result of the Executive's employment with the Company, or any information or knowledge respecting the affairs of the Company or any of its officers, directors, executives, stockholders, accounts, customers or referrers of accounts learned or conceived by the Executive while in the employ of the Company, but shall hold all of the same inviolate.

            7.2. Confidential Records. All financial books, records, instruments and documents; client lists; data; reports; programs; software; tapes; rolodexes; telephone and address books; card decks; listings; programming and any other instruments, records or documents relating or pertaining to the accounts serviced by the Company or the Executive, the Services rendered by the Executive, or the Company (collectively, the "Records") shall at all times be and remain the property of the Company. Upon ceasing to be employed by the Company for any reason whatsoever, the Executive shall return to the Company all Records (whether furnished by the Company or prepared by the Executive), and the Executive shall neither make nor retain any copies of any of such Records after such cessation of employment.

            7.3 All inventions and other creations, whether or not patentable or copyrightable or trademarkable, and all ideas, reports and other creative works, including, without limitation, computer programs, manuals and related materials, made or conceived in whole or in part by the Executive while employed by the Company and within one (1) year of termination of the Executive's employment under this Agreement for any reason whatsoever, which relate in any manner whatsoever to the business, existing or proposed, of the Company or any other business or research or development effort in which the Company or any of its subsidiaries or affiliates engages during the Executive's employment by the Company will be disclosed promptly by the Executive to the Company and shall be the sole and exclusive property of the Company. All copyrightable works created by the Executive and covered by this Section 7.3 shall be deemed to be works made for hire. The Executive shall cooperate with the Company in patenting or copyrighting or trademarking all such inventions, ideas, reports and other creative works, shall execute, acknowledge, seal and deliver all documents tendered by the Company to evidence its ownership thereof throughout the world, and shall cooperate with the Company in obtaining, defending, and enforcing its rights therein.

      8. Restrictive Covenants.

            8.1. Non-Competition. The Executive and the Company recognize than an important part of the Executive's duties will be to develop good will for the Company through the Executive's personal contacts with customers, clients, accounts, agents and others having business relationships with the Company, and that there is a danger that this good will, a proprietary asset of the Company, may follow the Executive if and when the Executive's relationship with the Company is terminated. Accordingly, the Executive covenants that for a period of one (1) year after the Executive ceases to be employed by the Company, the Executive shall not, without the prior written consent of the Company, directly or indirectly:

                  (a) Engage, either as a consultant, independent contractor, proprietor, stockholder, partner, officer, director, executive, owner or otherwise, in any business or activity that competes with the Company and the Company's business;

                  (b) Render or attempt to render any services which were rendered by the Company during the two (2) year period immediately preceding such cessation of the Executive's employment with the Company to any clients, customers or accounts of the Company with whom the Executive had direct or indirect contact and/or to whom the Executive rendered any services at any time during such two (2) year period, to or for the benefit or account of the Executive or to or for the benefit or account of any other person or entity; and

                  (c) Solicit for employment or employ to or for the benefit or account of the Executive or to or for the benefit or account of any other person or entity any Executive of the Company, nor shall the Executive urge, directly or indirectly, any client or referrer of clients, customers, or accounts of the Company to discontinue, in whole or in part, business with the Company or not to do business with the Company. For purposes of this Section 8.1(c) of this Agreement, the term "referrer of clients" shall mean any person or entity who or which referred a client, customer or account to the Company at any time prior to such cessation of the Executive's employment with the Company.

            8.2. Severability and Modification. The Parties hereto agree that to the extent that any provision or portion of Section 8.1 of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law; and the parties hereto do further agree that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, request and empower any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

            8.3. Definitions. As used in Sections 7 and 8, "clients," "customers," and "accounts" shall include any person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any such "clients," "customers," or "accounts."

      9. Termination of Employment.

            9.1 Termination for Cause. If the Executive engages in (i) fraud,
(ii) embezzlement, (iii) any other crime involving moral turpitude, (iv) gross or willful neglect of duty, or (v) material breach of any of the provisions of this Agreement, on his part to be performed by him, the Company may at any time thereafter terminate the Executive's employment hereunder by written notice to him, effective immediately and the date the notice shall be the Termination Date hereunder. Any such termination shall be deemed to be termination for cause, for purposes of this Agreement. If the Executive's employment is terminated for cause hereunder, then the Executive shall be entitled to receive only the following payments: any portion of his Annual Salary accrued to the date of such termination and not theretofore paid to him; any Bonus to which he is entitled for any completed Employment Year under this Agreement which has not theretofore been paid to him; any vested rights the Executive has under the Stock Option Agreement; plus reimbursement for any expenses properly incurred by the Executive, and supported by appropriate vouchers, which expenses have been incurred prior to the date of such termination and which have not theretofore been reimbursed. Except as set forth in the immediately preceding sentence, all of the Executive's rights of compensation hereunder shall be terminated as of the Termination Date in the event of termination for cause.

            9.2. Constructive Termination of Executive. In the event the Company removes the Executive from the position of Executive Vice President of Sales & Marketing, without his consent (or fails to re-elect the Executive at any meeting of the Board of Directors of the Company held for the purpose of electing or re-electing officers of the Company) or substantially changes his duties or his reporting responsibility to the Chairman under Section 1.1, the employment of the Executive, at his option, exercisable by written notice given to the Company at any time within ninety (90) days following such event (or failure to re-elect) (time of notice being deemed to be of the essence), shall be deemed to have been constructively terminated by the Company hereunder, as of the date of the Executive's notice; provided, however, that such constructive termination shall not be deemed a breach by the Company of its obligations under this Agreement and further provided, however, that termination for cause pursuant to Section 9.1 shall make the provisions of this Section 9.2 inapplicable. If the Executive's employment is terminated under this Section 9.2, he shall continue to receive his Annual Salary for a period of nine (9) months from the date of Termination (the "Severance Payment"). In the event of the Constructive Termination of the Executive's Employment pursuant to this
Section 9.2, the Executive's right to receive Bonus for each completed Employment Year shall remain in effect, and the Executive's right to receive Bonus on account of the year in which he has elected to terminate his employment by virtue of Constructive Termination shall be prorated to the date of such election.

            9.3. Other Termination of Employment by the Company. Anything contained in this Agreement to the contrary notwithstanding, the Company may discharge the Executive at any time upon written notice. In the event the Company terminates the employment of the Executive hereunder other than pursuant to any of the prior provisions hereof, without the Executive's consent, and in accordance with this Section, then the Executive shall be deemed to have been constructively terminated by the Company.

            9.4. Other Termination of Employment by Executive. If the Executive quits his employment (other than as authorized under Section 9.2 hereof), then he shall be deemed to have been terminated by the Company for cause and shall be subject to the provisions of Section 9.1 hereof.

            9.5 Termination in the Event of Sale Merger or Consolidation. Upon a change in control of the Company as a result of a sale, merger or consolidation, if the Executive is subsequently terminated within nine (9) months under any provision of this Agreement except Section 9.1, the Executive shall be entitled to receive a lump sum payment in an amount equal to the greater of (a) two (2) times the amount of compensation remaining due the Executive under this Agreement, or (b) the Severance Payment. If the Executive is terminated thereafter, the Executive shall only be entitled to the Severance Payment.

            9.6. Injunctive Relief. It is recognized that damages, in the event of a breach or threatened breach by the Executive of the Executive's obligations and duties under this Agreement, would be difficult to ascertain, and it is, therefore, agreed that the Company, in addition to, and without limiting any other power, remedy or right it may have, shall have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, seeking to enjoin any such breach, and the Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief and any substantive defenses to the granting of such injunctive relief. The existence of this right shall not preclude any other powers, rights and remedies at law, in equity or otherwise which the Company may have, but shall be in addition to, and cumulative with, any other remedy available to the Company at law, in equity or otherwise.

            9.7. Indemnification. The Executive shall defend, indemnify and hold harmless the Company from and against any and all claims, demands, threats, charges, suits, actions, proceedings, liabilities, damages, losses, costs and expenses (including attorneys' and experts' fees, interest and court costs) of every kind and nature arising out of, resulting from, or in connection with any breach or threatened breach of this Agreement by the Executive. The Company shall defend, indemnify and hold harmless the Executive from and against any and all claims, demands, threats, charges, suits, actions, proceedings, liabilities, damages, losses, costs and expenses (including attorneys' and experts' fees, interest and court costs) of every kind and nature arising out of or resulting from the Executive's actions in his capacity as an officer or director of the Company.

            9.8. Setoff. Anything contained in this Agreement to the contrary notwithstanding, the Company may setoff against any amount of money or other consideration due to the Executive under this Agreement, any amount of money or other consideration that is, or may become, due from the Executive to the Company pursuant to Section 9.6 of this Agreement or otherwise under or outside of this Agreement.

      10. Term.

            10.1. Duration. The term of this Agreement and the Company's employment of the Executive (the "Term") shall commence on the date of this Agreement and shall continue until the first to occur of the following: (i) the close of business on the fifth (5th) anniversary of the date of this Agreement (the "Initial Term"), or such later date to which the Executive's employment is extended as provided in Section 10.2; (ii) the Executive's normal retirement date under the Company's retirement policy or plan as in effect from time to time ("Normal

Retirement Date"); (iii) the death or Permanent Disability of the Executive;
(iv) the termination of this Agreement pursuant to Section 9; (v) at the Executive's option, pursuant to Section 10.3.

            10.2. Extension of Term. The Term shall be extended automatically after the Initial Term, without any further action on the part of the Executive or the Company, indefinitely (but not beyond (a) the Executive's Normal Retirement Date or (b) a termination as defined in Section 9, and not in the event of the death or Permanent Disability of the Executive) for additional one-year terms (each a "Renewal Term"), unless the Company or the Executive notifies the other to the contrary in writing not less than three (3) months prior to the end of the Initial Term or any Renewal Term.

            10.3 Initial Public Offering; Executive's Right to Renegotiate. In the event of a firmly underwritten initial public offering of the Company's common stock at a before-the-money market capitalization of not less than $75,000,000, the Executive, in his sole discretion, may require the Company to renegotiate the terms of this Agreement. In such event, the Executive shall be entitled to compensation and other benefits consistent with the compensation and benefits of other Executive Vice Presidents of Sales & Marketing of similarly situated companies.

            10.4. Obligations Upon Termination. Upon the cessation of the Company's employment of the Executive for any reason whatsoever, neither party shall thereafter have any further rights, duties or obligations under this Agreement, except for the Executive's obligations and duties arising under Sections 7, 8 and 9 hereof and the Company's obligations and duties arising under Sections 2, 3, 4 and 9 hereof, but each party shall remain liable and responsible to the other for all prior obligations and duties hereunder and for all acts and omissions of such party prior to such termination.

      11. Insurance. The Executive hereby consents to the Company, in its discretion, taking out and maintaining during the Term, such life, disability and disability buyout insurance policies with respect to the Executive, in such amounts, with such insurance companies and upon such terms and conditions as may be determined by the Board in its discretion, to fund or partially fund the Company's obligation to repurchase any Stock owned by the Executive at the time of the Executive's death or Permanent Disability, which the Company is obligated to repurchase under the terms of any stockholders' agreement to which the Executive and the Company are parties or for any other Company purpose.

      12. Benefit. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, but not limited, to (i) any corporation which may acquire all or substantially all of the Company's assets and business, (ii) any corporation with or into which the Company may be consolidated or merged, or (iii) any corporation that is the successor corporation in a share exchange, and the Executive, his heirs, guardians and personal and legal representatives.

      13. Notices.

      All notices and other communications required or permitted to be given hereunder shall be in writing, and shall be hand-delivered against receipted copy, telecopied to the telephone number set forth below or mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the address set forth below:

      If to the Company to:

      America's Doctor, Inc.
      11403 Cronridge Drive
      Owings Mills, MD 21117
      Tel: (410) 581-1189
      Fax: (410) 581-1571

      with a copy to:

      Jamie B. Eisenberg, Esq.
      Rifkin, Livingston, Levitan & Silver, LLC
      575 South Charles Street, Suite 200
      Baltimore, MD 21201
      Tel: (410) 837-9700
      Fax: (410) 837-9716

      And if to the Executive during the Term, in care of the Company;

      And if to the Executive after the Term, to:

      Jeffrey Lefko
      7004 Wardman Road
      Baltimore, MD 21212
      (410) 321-4934

or to such other address or telephone number as the Executive or the Company may notify the other in writing pursuant to this Section. Notices hand-delivered or transmitted in accordance with this provision shall be deemed to have been received on the date so hand-delivered or telecopied or three (3) days after the date so mailed.

      14. Notification Requirement. During the period of noncompetition provided in Section 8 of this Agreement, the Executive shall give notice to the Company of each new business activity in which he plans to undertake at least one hundred twenty (120) days prior to beginning such activity. Such notice shall state the name and address of the person for whom such activity is undertaken, the business address of the activity, and the nature of Executive's business relationship and/or position with such person, company or project. The Executive shall provide the Company with such information as the Company may reasonably request in order to determine Executive's continued compliance with non-competition agreements.

      15. Shareholders' Agreement. This Agreement is and shall remain subject to the terms and conditions of the Shareholders' Agreement dated ___________, 1999.

      16. Conflicting Agreements. Executive hereby represents and warrants to the Company that his execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he may be a party or may be bound and is not subject to any covenant against competition or similar covenants that would affect performance of his duties and obligations hereunder. Executive shall not use for the benefit of the Company any proprietary information of a third party without such third party's consent.

      17. Miscellaneous.

            17.1. Binding effect. This Agreement shall be effective as of the date hereof and shall be binding upon and inure to the benefit of the Executive, his heirs, personal and legal representatives, and guardians and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

            17.2. Assignment. This Agreement may not be assigned by the Executive without the prior written consent of the Company.

            17.3. Integrated Agreement. This Agreement represents the full, complete, entire and integrated agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral and written agreements, understandings and negotiations with respect to the subject matter hereof.

            17.4. Amendments. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties.

            17.5. Applicable Law. This Agreement is entered into in, and shall be governed by, construed and enforced in accordance with the laws of the State of Maryland, without reference to principles of conflicts of laws.

            17.6. Explanatory Statement; Exhibits; Headings. The Explanatory Statement and each exhibit attached hereto are substantive parts hereof; headings of the sections of this Agreement are for convenience of reference only and are not substantive parts hereof.

            17.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument.

            17.8. Gender. The use of any gender herein shall be deemed to be or include the other genders and the neuter and the use of the singular herein shall be deemed to be and include the plural (and vice versa), wherever appropriate.

            17.9 Severability. The parties hereto agree that to the extent that any provision or portion of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law.

            17.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed, acknowledged, sealed and delivered this Agreement as of the date first above written.

ATTEST:                                   AMERICA'S DOCTOR, INC.

/s/ Lewis S. Goodman                      By: /s/ Scott M. Rifkin, M.D.
------------------------                     -------------------------------

                                          Scott M. Rifkin, M.D.
                                          ----------------------------------
                                          Name (printed)

                                          Chairman and CEO
                                          ----------------------------------
                                          Title


WITNESS:                                  JEFFREY LEFKO

/s/ Lewis S. Goodman                      /s/ Jeffrey Lefko
------------------------                  ----------------------------------

STATE OF MARYLAND                                 TO WIT:
CITY/COUNTY OF

      I HEREBY CERTIFY that on this 29 day of January, 1999, before me, the subscriber, a Notary Public in and for the City/County and State aforesaid, personally appeared Scott Rifkin, who acknowledged himself to be the Chairman & CEO of America's Doctor, Inc., a Delaware corporation
(the "Corporation"), known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and he acknowledged that he executed the same for the purposes therein contained as the duly authorized officer of said Corporation by signing the name of the Corporation by himself as Chief Executive Officer.

      AS WITNESS my hand and Notarial Seal.


                                          ------------------------------------
                                          Notary Public
                                          My Commission Expires: 5-1-02


      I HEREBY CERTIFY that on this 29 day of Janurary, 1999, before me, the subscriber, a Notary Public in and for the City/County and State aforesaid, personally appeared JEFFREY LEFKO, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, who acknowledged the foregoing instrument to be his act.

      AS WITNESS my hand and Notarial Seal.


                                          ------------------------------------
                                          Notary Public
                                          My Commission Expires: 5-1-02